Exhibit 10.2

OPERATING AGREEMENT

THIS OPERATING AGREEMENT (the “Agreement”) is made and entered into among the following parties as of February 11, 2011 in Shandong, the People’s Republic of China (“China” or the “PRC”):

Party A:Tengzhou City Yangshi Keguang Electronics Co., Ltd.

Address:  No. 1, Zhidali Rd, Tengzhou Economic Development Zone, Shandong Province

Party B:  Shandong Zhidali Industrial Co., Ltd.

Address:  No. 1, Zhidali Rd., Tengzhou Economic Development Zone

Party C:  Yang Zhiqiang

ID No.: 370826197612094638

Party D:  Meng Xianhua

ID No.: 370826194712084628

WHEREAS:

1.
Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the People’s Republic of China (the “PRC”) law, which has the technology, expertise, practical experience and professional technicians to provide consulting services relevant to the development and operation of Party B’s business.

2.	Party B is a limited liability company duly incorporated and validly existing under the PRC law;

3.	Party C and Party D are shareholders of Party B who collectively own 100% of the equity interests of Party B;

4.
Party A has established a business relationship with Party B pursuant to an Exclusive Technical Consulting Service Agreement entered into by and between them dated as of February 11, 2011 (the “Service Agreement”);

5.
Pursuant to the Service Agreement, Party B shall pay Party A certain fees as set forth in the Service Agreement, and the daily operations of Party B will have a material effect on its ability to pay such fees to Party A;

6.	The Parties desire to enter into this Agreement to provide for Party A’s guarantee of expenses and losses of Party B and clarify matters in connection with Party B’s operation.

NOW THEREFORE, through mutual discussion, all parties to this Agreement have agreed as follows:

1.
Party A agrees, subject to the satisfaction by Party B of the relevant provisions herein, to serve as guarantor for Party B in contracts, agreements or transactions relating to Party B’s operations that are entered into between Party B and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Party B. Party B agrees, as counter-guarantee, to pledge the receivable account from its operations and its entire assets to Party A. According to the aforesaid guarantee arrangement, Party A may, when necessary, enter into written guarantee contracts with Party B’s counter-parties thereof to assume the guarantee liability as the guarantor , and Party B, Party C and Party D shall take all necessary actions (including but not limited to executing relevant documents and transacting relevant registrations) to carry out the arrangement of counter-guarantee to Party A.

2.
In consideration of the requirement of Article 1 herein and to ensure the performance by Party B of its obligations under the Service Agreement, Party B, Party C and Party D hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or operation (excluding business contracts entered into in the ordinary course of Party B’s regular operations and the liens obtained by relevant counter parties due to such contracts) without Party A’s prior written consent. Such transactions shall include, but are not limited to, the following matters:

2.1	borrowing money from any third party or assuming any debt;

2.2	selling to or acquiring from any third party any asset or right, including but not limited to any intellectual property right;

2.3	providing any guarantee for any third party with any of its assets or intellectual property rights; or

2.4	assigning to any third party its business agreements.

3.
In order to further ensure the performance by Party B of its obligations under the Service Agreement, Party B, Party C and Party D hereby jointly agree to accept the corporate policy advice and guidance provided by Party A from time to time during the term of this Agreement in connection with Party B’s daily operations as well as the financial management and the recruitment, retention and dismissal of Party B’s employees.

4.
Party B, Party C and Party D hereby jointly agree that Party C and Party D shall cooperate to appoint the persons recommended by Party A as the directors of Party B, and Party B shall appoint Party A’s senior managers as Party B’s General Manager, Chief Financial Officer, and other senior officers. If any of the above senior officers leaves or is dismissed by Party A, he or she will lose the qualification to take any position in Party B and Party B shall appoint such other senior officers of Party A recommended by Party A to take such position. The persons recommended by Party A in accordance with this Article herein shall comply with the stipulation on the qualifications of directors, General Manager, Chief Financial Officer, and other senior officers pursuant to applicable law.

5.
Party B, Party C and Party D hereby jointly agree and confirm that Party B shall first seek guarantee from Party A if such guarantee is required for Party B’s performance of any contract or loan for working capital in the course of operation. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B at its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from a third party.

6.
In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B, including but not limited to the Service Agreement.

7.
Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8.
If any clause hereof is judged as invalid or unenforceable according to relevant laws, such clause shall be deemed invalid only within the applicable area of the Law and shall not affect the validity or enforceability of any other clause in this Agreement in any way.

9.
Party B shall not assign or transfer its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B hereby agrees that Party A may assign and transfer its rights and obligations under this Agreement subject only to a written notice to Party B by Party A, and no any further consent from Party B will be required.

10.
All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep all such documents confidential and not disclose any such documents to any third party without prior written consent from other parties except under the following conditions: (a) such documents are known or shall be known by the public (other than when the receiving party discloses such documents to the public without authorization); (b) any documents disclosed in accordance with applicable laws or rules or regulations of a stock exchange with jurisdiction; (c) any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transactions contemplated under this Agreement, provided that such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agents employed by any party shall be deemed the disclosure of such party and such party shall assume all liabilities resulting from such disclosure. This Article shall survive the termination of, amendment of, cancellation of or the inability to perform any other clause in this Agreement.

11.	This Agreement shall be governed by and construed in accordance with PRC law.

12.
The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the then effective rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and conclusive and binding upon all the parties.

13.	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and shall become effective concurrently.

14.	The parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein.

15.
The term of this Agreement is 20 years unless earlier terminated in accordance with Article 16 herein or pursuant to any other relevant agreements reached by all parties. This Agreement may be extended at Party A’s written request prior to the expiration of this Agreement for additional terms of 20 years each.

16.
This Agreement shall terminate upon expiration of its term unless renewed in accordance with Article 15 herein. During the term of this Agreement, Party B shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) day prior written notice to Party B, and this Agreement shall terminate unless assigned in accordance with Article 9 hereof prior to the end of such notice period.

17.	This Agreement may be executed in one or more original or facsimile copies.

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 IN WITNESS THEREOF each party hereto has caused this Agreement to be duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

Party A: Tengzhou City Yangshi Keguang Electronics Co., Ltd.
Authorized Representative: Yang Zhiqiang Seal:

Party B: Shandong Zhidali Industrial Co., Ltd.
Authorized Representative: Yang Zhiqiang
Seal:

Party C: Yang Zhiqiang
Signature:

Party D: Meng Xianhua
Signature: